                                                                    EXHIBIT 99.2



                         RAINBOW MULTIMEDIA GROUP, INC.

                              Financial Statements

                                December 31, 2000

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rainbow Multimedia Group, Inc.:

We have audited the accompanying balance sheet of Rainbow Multimedia Group, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rainbow Multimedia Group, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                             /s/ KPMG LLP

                                             KPMG LLP

February 20, 2002

                         RAINBOW MULTIMEDIA GROUP, INC.

                                  Balance Sheet

                                December 31, 2000

                             ASSETS

Current assets:
   Cash and cash equivalents                                           $ 2,474,288
   Accounts receivable                                                     712,357
   Notes and amounts due from related parties                               11,230
   Other current assets                                                     17,553
                                                                       -----------
      Total current assets                                               3,215,428
Property, plant and equipment, net                                       1,876,835
Deferred financing costs                                                    58,182
                                                                       -----------
                                                                       $ 5,150,445
                                                                       ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
   Accounts payable                                                    $   219,781
   Accrued liabilities                                                     490,290
   Deferred revenue                                                      2,599,785
   Advance from affiliate                                                  600,000
   Guarantee of investee obligations                                       471,345
   Line of credit with a bank                                              375,000
   Current maturities of notes payable                                   1,120,346
   Current maturities of capital lease obligation                           15,391
                                                                       -----------
      Total current liabilities                                          5,891,938
Note payable, less current maturities                                      736,682
Capital lease obligation, less current maturities                           17,530
                                                                       -----------
      Total liabilities                                                  6,646,150
Stockholders' equity (deficiency):
   Common stock, no par value; authorized 50,000,000 shares;
      issued and outstanding 22,775,856 shares at December 31, 2000      4,620,517
   Additional paid-in capital                                              255,669
   Accumulated deficit                                                  (6,371,891)
                                                                       -----------
      Total stockholders' equity (deficiency)                           (1,495,705)
Commitments, contingencies and subsequent events                       -----------
   (notes 2, 3, 7, 8, 15 and 16)                                       $ 5,150,445
                                                                       ===========

        See accompanying notes to financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

                             Statement of Operations

                          Year ended December 31, 2000

Revenues:
   Game revenue                                                     $ 5,330,306
   Animation revenue                                                  1,346,944
   Other revenue                                                         42,351
                                                                    -----------
      Total revenue                                                   6,719,601

Operating expenses:
   Development and production                                         4,838,106
   General and administrative                                         6,675,256
                                                                    -----------
      Total operating expenses                                       11,513,362
                                                                    -----------
Income from operations                                               (4,793,761)
                                                                    -----------
Other income (expense):
   Interest income                                                       58,914
   Interest expense                                                    (260,814)
   Loss on disposition of assets                                         (2,050)
                                                                    -----------
      Total other expense                                              (203,950)
                                                                    -----------
      Net loss before income taxes                                   (4,997,711)
Income tax expense                                                          850
                                                                    -----------
Net loss                                                            $(4,998,561)
                                                                    ===========

                 See accompanying notes to financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

                 Statement of Stockholders' Equity (Deficiency)

                          Year ended December 31, 2000


                                                                                                       TOTAL
                                            COMMON STOCK             ADDITIONAL                     STOCKHOLDERS'
                                     --------------------------       PAID-IN       ACCUMULATED        EQUITY
                                       SHARES          VALUE          CAPITAL         DEFICIT       (DEFICIENCY)
                                     ----------     -----------     -----------     -----------     -------------
Balances at December 31, 1999        20,020,000     $   147,820     $   199,989     $(1,373,330)     $(1,025,521)
Exercise of stock options                48,706          24,352          55,680              --           80,032
Issuance of stock                       470,113         772,482              --              --          772,482
Issuance of restricted stock          2,237,037       3,675,863              --              --        3,675,863
Net loss                                     --              --              --      (4,998,561)      (4,998,561)
                                     ----------     -----------     -----------     -----------      -----------
Balances at December 31, 2000        22,775,856     $ 4,620,517     $   255,669     $(6,371,891)     $(1,495,705)
                                     ==========     ===========     ===========     ===========      ===========

                 See accompanying notes to financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

                             Statement of Cash Flows

                          Year ended December 31, 2000

Cash flows from operating activities:
   Net loss                                                         $(4,998,561)
   Adjustments to reconcile net loss to net cash provided by
      operating activities:
      Depreciation and amortization                                     354,674
      Benefit to shareholders upon sale of common stock               4,504,025
      Guarantee of investee obligation                                  471,345
      Loss on disposition of assets                                       2,050
      Changes in assets and liabilities:
         Accounts receivable                                           (551,772)
         Notes and amounts due from related parties                      (6,946)
         Other current assets                                           (11,973)
         Accounts payable                                                80,729
         Accrued liabilities                                            306,270
         Deferred revenue                                             2,214,715
         Advance from affiliate                                         600,000
                                                                    -----------
            Net cash provided by operating activities                 2,964,556
                                                                    -----------
Cash flows from investing activities:
   Purchases of property and equipment                                 (583,393)
                                                                    -----------
            Net cash used in investing activities                      (583,393)
                                                                    -----------
Cash flows from financing activities:

   Proceeds from exercise of stock options                               24,352
   Proceeds from borrowings                                             250,000
   Payments on notes payable and capital lease obligation              (299,087)
                                                                    -----------
            Net cash used in financing activities                       (24,735)
                                                                    -----------
Net increase in cash and cash equivalents                             2,356,428
Cash and cash equivalents, beginning of year                            117,860
                                                                    -----------
Cash and cash equivalents, end of year                              $ 2,474,288
                                                                    ===========

Supplemental cash flow information:

   Cash paid for interest                                           $   156,433
                                                                    ===========
   Cash paid for taxes                                              $        50
                                                                    ===========

Supplemental schedule of noncash investing and financing activities:

      On April 24, 2000, the Company entered into an agreement to purchase certain assets, described in note 2, from a Korean digital entertainment company and to purchase 94,492 shares of the Korean entity's common stock, simultaneously selling 2,707,150 shares of common stock valued at $1.643 per share ($4,448,345 in total).

      See accompanying notes to financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   DESCRIPTION OF BUSINESS

            Rainbow Multimedia Group, Inc. (the "Company" or "Rainbow") was formed in 1987 as an Arizona Corporation specializing in the development and production of digital entertainment.

      (b)   USES OF ESTIMATES

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates include game and animation development costs used to develop milestone payment amounts, collectibility of notes and receivables, and the guarantee of investee obligations.

      (c)   CASH AND CASH EQUIVALENTS

            The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

      (d)   INVESTMENTS IN AFFILIATED COMPANIES

            Investments in the common stock of two affiliated companies are accounted for by the equity method of accounting, whereby the investments are carried at acquisition cost plus the Company's equity interest in the undistributed earnings or losses since acquisition. The Company is not required to fund any operating losses of its affiliated companies.

      (e)   PROPERTY, PLANT AND EQUIPMENT

            Property, plant and equipment are stated at cost. Depreciation and amortization of property and equipment is calculated using the straight-line method over estimated useful lives of 2 to 7 years for furniture, equipment and purchased software and 30 years for buildings. Property and equipment held under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or the fair value at the inception of the lease. Property and equipment held under capital leases are amortized using the straight-line method over the lesser of the lease terms or the estimated useful lives of the related assets.

      (f)   DEFERRED FINANCING COSTS

            Deferred financing costs consist of warrants issued to a financial institution in which the Company has a term loan and a line of credit. The warrants were valued at $128,000 using the minimum value method and are amortized to interest expense over the remaining term of the debt.

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


      (g)   REVENUE RECOGNITION

            The Company has executed contracts with its customers for the sale of products developed under customer contracts by the Company and other digital entertainment services. Contracts entered into contain milestone schedules, which are agreed to by the Company and its customers. These milestones are based on estimated development costs required to complete agreed-upon phases of the contract. The Company recognizes revenue to the extent of accumulated development costs associated with the particular technology sold and upon customer acceptance of milestones as defined by the respective contracts. The Company may receive advance payments in connection with certain contracts, which is included in deferred revenue and amortized over the term of development on a percentage completion basis.

            In September 2000, the Company entered into a contract with a customer with no milestones associated with the contract and an advance payment of all related fees. Therefore, the Company estimated the development costs associated with the contract and is recognizing revenue on the percentage of completion method. Payments received in excess of revenue earned are recorded as deferred revenue.

      (h)   PRODUCT DEVELOPMENT

            Development of new software products and enhancements to existing products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." The Company has established technological feasibility prior to entering into customer contracts which require customization of the developed software, thus, no product development costs have been capitalized to date.

      (i)   INCOME TAXES

            Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable earnings in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

      (j)   STOCK OPTIONS

            In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the Company measures stock-based compensation expense, as the excess of the market price at the grant date over the amount the employee must pay for the stock. The Company's policy is to grant stock options at or below fair market value at the date of grant; accordingly, compensation expense is recognized for those options granted below fair market value. As permitted, the Company has elected to adopt the pro forma disclosure provisions only of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

                                                                     (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


(2)   INVESTMENTS

      DT Pictures, LLC

      The Company owns 50% of DT Pictures, LLC ("DT"), a production entity housing the development and distribution of a full-length feature film titled "Blue Planet". In 1997, the Company contributed previously expensed development and intellectual property rights in the film to DT, in exchange for the 50% ownership interest. DT's operational decisions are made jointly and equally by management members from both Rainbow and the other primary investor. The Company is not required to fund any operating losses of DT.

      The Company and a principal stockholder have unconditionally guaranteed certain indebtedness of DT related to legal fees payable to its former primary counsel and the investment of a Japanese partner. At December 31, 2000, the amounts associated with these guarantees total $221,345 and $250,000, respectively. At December 31, 2000, $471,345 has been accrued in the financial statements to reflect these guarantees, due to the uncertainty of DT's ability to pay these obligations. On August 31, 2001, the Company legally assumed the indebtedness of these outstanding notes. On December 21, 2001, the obligation to DT Pictures former primary counsel for $221,345 was repaid by the Company, and on January 8, 2002, the note of $250,000 was repaid by the Company (note 16).

      The Company's investment in DT is accounted for under the equity method of accounting, whereby the investment is carried at acquisition cost, plus the Company's equity interest in the undistributed earnings or losses since acquisition. At December 31, 2000, no amounts have been recorded under this method due to the lack of equity earnings necessary to increase the book value of its investment above zero.

      On October 31, 2001, DT ceased operations, and in December 2001, any residual interest in the Company's investment in DT was sold together with certain other assets described in note 16 to Angstrom Group LLC.


      Digital Dream Studios Co., Ltd.

      On April 24, 2000, the Company entered into a series of agreements with Digital Dream Studios Co., Ltd. ("DDS"), a Korean digital-entertainment company, pursuant to which DDS became a shareholder of 3,243,703 shares of the Company, and the Company became a minority shareholder in DDS (owning less than 10%). As part of these agreements, DDS purchased 536,553 shares of common stock directly from Company shareholders and optionholders for $5,330,000 in cash.

      Specifically, the Company entered into agreements:

      (i) to cross license proprietary technology, together with training and participation in normal course projects on mutually beneficial terms. No value is recorded for any proprietary technology license at December 31, 2000 as the agreement was a cross license and, accordingly, no consideration was paid. Expenses related to training and participation in normal course projects are expensed as incurred.

      (ii) to sell 2,237,037 shares of the Company's common stock (the "Company Shares") to DDS for $450,000. The Company also purchased 94,492 shares (less than 10%) of DDS common stock (the "DDS Shares") for $450,000, subject to certain conditions and restrictions. The Company Shares and DDS Shares are restricted to DDS's ability to effect its initial public offering on the KOSDAQ (Korean Stock Exchange) by June 30, 2001, with a market capitalization of at least $500,000,000. If the initial public offering meets these criteria, DDS shall have an option to purchase all DDS Shares held by Rainbow at the IPO price. In addition, Rainbow shall have a put right to sell to DDS, and DDS shall have a call right to buy from Rainbow, up to the lessor of 30% of the DDS Shares or $15 million of DDS Shares held by Rainbow at a price which is 10% less than the IPO price. Until the time of such IPO, the sale of Company Shares and DDS Shares are subject to the right of first refusal by either party. If the initial public offering does not meet these criteria, the Company Shares and DDS Shares are void and cancelled unless the date is extended or the capitalization requirement is otherwise waived by the Company at its sole option.

            On August 14, 2001, the agreement was amended to extend the initial public offering deadline to August 15, 2001, delete the put and call provisions, and modify the automatic cancellation provision of the Company Shares and DDS Shares. The automatic cancellation is no longer contingent upon the completion of the initial public offering by DDS, but at the option of the Company if the Company is unable to sell the DDS Shares at a price satisfactory to the Company.

      (iii) to sell 470,113 shares of the Company's common stock to DDS for $4,670,000. Under the same agreement, the Company agreed to purchase all rights under copyright in and to a computer-animated film being developed by DDS and any material on which the film is based, for $4,670,000.

            On September 22, 2000, the agreement was amended to provide for the purchase of rights in the computer-animated film by Digital Rim, Inc. ("DRI"), an affiliate of the Company, instead of the Company. In connection with the acquisition of rights by DRI, the Company obtained a note receivable from DRI of $4,670,000, bearing interest at 8% and maturing to the extent of any and all proceeds to DRI related to the film, and payable in first priority until the note is paid in full. The note is secured only by DRI's rights in the film. Because the amendment effectively superceded and replaced the purchase of film rights by the Company, the Company treated the transaction as an exchange of shares for a note receivable from DRI. Due to the uncertainty relating to the completion and release of the film upon which collection of the note is dependent, the Company did not record a value for the note receivable.

                                                                     (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


      The shares issued by the Company, the shareholders and the optionholders were valued as part of a single aggregate transaction for the sale of 3,243,703 shares to DDS for $5,330,000 ($1.643 per share). Accordingly, the Company recorded $4,438,345 for the value of 2,707,150 new shares issued by the Company. Since the cash consideration received from DDS was paid to the shareholders and optionholders, the Company recorded an expense of $4,438,345 for the consideration paid in excess of the fair value of the stock sold of $1.643 per share. In addition, the Company recognized an expense of $55,680 related to stock options that were exercised for 48,706 shares of the Company's common stock and then were sold as part of the transaction. The film rights and DDS stock retained by the Company were valued at $0 due to the restrictions and contingencies described above.

      During 2001, DDS failed to satisfy its obligations to the Company notwithstanding extensions and deferrals granted by the Company. Further, the financial condition of DDS deteriorated substantially, Korean regulatory authorities denied DDS's application to conduct a public offering of its shares and DDS asserted various claims against the Company. In order to resolve all relationships and disputes involving DDS with finality, on December 10, 2001 the Company assigned the note receivable from DRI, as described above, to DDS in consideration for various indemnities and releases and sold the DDS Shares together with certain other assets described in note 16 to Angstrom Group LLC.

      Digital Rim, Inc.

      The Company owns 15% of Digital Rim, Inc. ("DRI"), a digital entertainment company formed with certain other entities (including DDS) on August 4, 2000, for the purpose of acquiring and exploiting entertainment properties in digital media. The Company was not required to contribute any significant tangible capital in exchange for its ownership interest, and the Company is not required to fund any operating losses of DRI. Two key officers of the Company have also served as key officers of DRI since its formation.

      The Company's investment in DRI is accounted for under the equity method of accounting. At December 31, 2000, no amounts have been recorded under this method due to the lack of equity earnings necessary to increase the book value of its investment above zero.

      As described in note 16, in December 2001 the Company sold its investment in DRI together with certain other assets to Angstrom Group LLC.

(3)   RELATED PARTIES

      Notes and amounts due from related parties at December 31, 2000 consist of loans to employees, which are noninterest bearing and payable via payroll deductions.

      The Company has a note receivable from DT and related interest of $87,047 and receivable for expenses paid on behalf of DT of $28,035. Due to uncertainty of the ultimate collectibility of the receivables, the Company fully reserved for these amounts in 2000. These amounts are included in bad debt expense in 2000.

      During the year ended December 31, 2000, the Company paid $97,000 to DDS for services performed for development of a sports game. Additionally, a partner in the Company's general counsel law firm is an executive and shareholder of the Company. Fees paid to this law firm during 2000 were approximately $179,000, of which approximately $20,000 is included in accounts payable at December 31, 2000.

                                                                     (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


(4)   PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment at December 31, 2000 consist of the following:

         Land                                                       $   107,000
         Buildings and improvements                                   1,118,006
         Leasehold improvements                                          81,079
         Furniture and fixtures                                         105,623
         Computers and other equipment                                  826,475
         Purchased software                                             477,967
         Less:  accumulated depreciation and amortization              (839,315)
                                                                    -----------
                                                                    $ 1,876,835
                                                                    ===========

(5)   ACCRUED LIABILITIES

      Accrued liabilities at December 31, 2000 consist of the following:

         Compensation                                       $201,949
         Interest                                            113,975
         Payroll taxes and employee benefits                 143,333
         Other                                                31,033
                                                            --------
                                                            $490,290
                                                            ========

(6)   ADVANCE FROM AFFILIATE

      On September 22, 2000, the Company entered into a subcontract agreement with DDS to provide technology development and consulting services related to the rights in a next-generation console game owned by DRI. Under the agreement, the Company received a royalty advance of $600,000 from DDS in November 2000. Under the terms of the agreement, the advance must be repaid no later than December 31, 2001, except to the extent otherwise recouped through revenues derived from the property. The advance was repaid by the Company in March 2001.

      In connection with the services to be provided under the subcontract agreement, the Company was also paid a non-refundable advance of $1,500,000. The advance is amortized into revenue over the periods in which the services are actually rendered under the percentage of completion method of accounting. For the year ended December 31, 2000, $20,000 has been recognized as revenue, and at December 31, 2000, $1,480,000 is included in deferred revenue.

                                                                     (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


(7)   LINE OF CREDIT

      In 1997, the Company entered into a line of credit agreement with a financial institution that allowed the Company to borrow through March 31, 1999 up to $375,000 at prime plus 1.5% (11% at December 31, 2000), senior secured by all of the Company's assets owned and purchased. In May 1999, the agreement was amended to provide for extension of the maturity date, waiver of certain financial covenants and defaults, and extension of certain other terms through March 31, 2000, which was subsequently extended to September 28, 2000. On September 18, 2000, the agreement was amended to provide for extension of the maturity date and modification of borrowing provisions, financial covenants, and certain other terms through September 28, 2001. On September 26, 2001, the Agreement was amended again to provide for the extension of the maturity date through January 31, 2002. The Company had outstanding borrowings on the line of credit of $375,000 at December 31, 2000.

(8)   NOTES PAYABLE

      Notes payable at December 31, 2000 consist of the following:

      Note payable to a financial institution (term loan),
         bearing interest at prime plus 2% (11.5% at December 31,
         2000), payable in monthly installments of $12,255 plus
         interest through March 2002, senior secured by all of
         the Company's assets owned and purchased                    $   196,078

      Note payable to a customer, bearing interest at 8%, matured in full with accrued interest in November 2000, junior
         secured by all of the Company's assets owned and
         purchased                                                       500,000

      Note payable to a trust, bearing interest at 8%, payable in monthly installments of $6,399 through October 2015,
         secured by the Company's building                               679,055

      Unsecured notes payable to stockholders, bearing interest
         at 10%, payable in full with accrued interest in March
         2001. Amounts were advanced to the Company for legal and
         travel costs incurred in 2000 related the transactions
         with DDS (note 2)                                               250,000

      Unsecured note payable for services rendered, bearing
         interest at 10%, payable in monthly installments of
         $10,000 through March 2001, at which time the remaining
         balance is due in full                                          154,984

      Unsecured note payable for services rendered, noninterest
         bearing and payable in monthly installments of $3,750
         until paid in full                                               76,911
                                                                     -----------
                                                                       1,857,028
      Less current maturities                                         (1,120,346)
                                                                     ===========
      Long-term portion                                              $   736,682
                                                                     ===========

                                                                     (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


      Aggregate principal payments on notes payable are as follows:

                     2001                             $1,120,346
                     2002                                106,166
                     2003                                 27,333
                     2004                                 29,601
                     2005                                 32,057
                  Thereafter                             541,525
                                                      ----------
                                                      $1,857,028
                                                      ==========

      The unsecured notes payable to stockholders in the amount of $250,000 was paid in full subsequent to December 31, 2000. The unsecured notes payable for services rendered, in the amount of $154,984, was paid down to the amount of $115,580 subsequent to year-end. The remaining balance of the note was assumed by certain Company shareholders on April 20, 2001 and replaced with four new notes to the shareholders in the amount of $28,895 each. The four notes bear an interest rate of 10% and are payable in quarterly installments of $9,000 through January 1, 2002, at which time the remaining balance is due in full (note 16).

      The line of credit agreement and certain debt agreements contain restrictive debt covenants. At December 31, 2000, the Company was not in compliance with the covenants of its debt agreements as restructured or amended (note 7).

      On November 12, 2000, the note payable to a customer matured together with accrued interest of $85,830. The note of $500,000 was repaid December 14, 2001 and the outstanding interest amount was offset by $100,000 owed to the Company by the customer. At December 31, 2000, the accrued interest and accounts receivable were offset in the financial statements.

(9)   CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions and generally limits the amount of credit exposure to the amount of FDIC coverage. However, periodically during the year, the Company maintains cash in financial institutions in excess of the FDIC insurance coverage limit of $100,000.

      At December 31, 2000, 3 major customers provided 27%, 25% and 21% of total revenue, and 32%, 41% and 6%, respectively, of outstanding accounts receivable.

(10)  WARRANTS

      In 1997, warrants to purchase 800,000 shares of common stock with no fixed exercise price were issued to a financial institution to which the Company has a term loan and a line of credit. On June 30, 1999, the Company restructured and reissued the warrants to provide for an exercise price of $1.50 per warrant together with certain other revised terms. The warrants expire on July 31, 2003. The warrants are included in deferred financing costs and were valued at $128,000 using the minimum value method, which is amortized to interest expense over the remaining term of the related debt.

                                                                     (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


(11)  STOCK OPTIONS AND EQUITY INCENTIVES

      In April 1999, the Company adopted a stock option program to stimulate growth in earnings of the Company by offering equity incentives in addition to salary to those officers and employees largely responsible for such growth.

      During 2000, the Board authorized and granted non-qualified stock options to employees to purchase 438,000 shares of common stock, respectively. Authorized but unissued shares of common stock equal to the options granted were simultaneously reserved for the issuance upon the exercise of stock options. Options vest over varying periods of up to four years from the date granted, with the provision that all unvested options automatically vest ten days prior to a substantive change in control of the Company through sale, merger, acquisition, or initial public offering. Options granted in 1999 expire at the earlier of two years from termination of employment or December 31, 2006. Options granted in 2000 expire at the earlier of ninety days from termination of employment or December 31, 2006. The options were granted at or below the fair market value of the Company's stock at the date of grant as determined by the Board. The granting of stock options below fair market value resulted in $2,908 of compensation expense in 2000.

      The per share weighted average fair value of the stock options granted during 2000 was $0.24 on the date of grant, using the minimum value method with the following weighted average assumptions: expected dividend yield 0%, risk free rate of 5.11% and an expected life of three years.

      At December 31, 2000, the range of exercise prices and the weighted average remaining contractual life of the 2,839,294 outstanding options was $0.50 - $1.50 and six years, respectively.

                                                                WEIGHTED
                                                                AVERAGE
                                                             EXERCISE PRICE
                                                  NUMBER       PER SHARE
                                                ----------   --------------
            Outstanding, December 31, 1999       2,450,000       $0.54
               Granted during 2000                 438,000        1.50
               Exercised during 2000               (48,706)       0.50
                                                ----------       -----
            Outstanding, December 31, 2000       2,839,294       $0.69
                                                ==========       =====
            Options vested at:
               December 31, 2000                 1,113,794       $0.56
                                                ==========       =====

      Had the Company determined compensation cost based on the fair market value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amount indicated below:

                                                              2000
                                                          -----------
           Net loss:
              As reported                                 $(4,998,561)
                                                          ===========

              Pro forma (unaudited)                       $(5,088,913)
                                                          ===========



                                       13                            (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


(12)  LEASES

      (a)   OPERATING LEASES

            The Company leases various computer equipment under noncancelable operating lease agreements expiring through 2005. These leases contain certain renewal options, and the Company is responsible for certain executory costs, including insurance, maintenance, taxes and utilities. Total rent expense for these operating leases was $302,000 for the years ended December 31, 2000.

            The approximate minimum rental commitments under noncancelable operating leases that have remaining noncancelable lease terms in excess of one year at December 31, 2000 are as follows:

                           2001                        $ 150,625
                           2002                          174,598
                           2003                          178,432
                           2004                          154,278
                           2005                          149,172
                        Thereafter                        21,789
                                                       ---------

                                                       $ 828,894
                                                       =========

      (b)   CAPITAL LEASES

            The Company is the lessee of certain equipment under a capital lease expiring in 2002. Included in property, plant and equipment at December 31, 2000 is $46,405 related to the asset under capital lease, with $15,468 related accumulated depreciation, respectively.

            Future minimum lease payments required under the capital lease are as follows:

            2001                                             $ 18,854
            2002                                               18,854
                                                             --------
            Total minimum lease payments                       37,708

            Less amount representing interest                  (4,787)
                                                             --------

            Present value of minimum lease payments            32,921

            Less current maturities of lease obligation       (15,391)
                                                             --------

            Capital lease obligation, less current
               maturities                                    $ 17,530
                                                             ========

(13)  INCOME TAXES

      The Company generated a net operating loss for both financial and income tax reporting purposes in 2000. At December 31, 2000, the Company had approximately $923,000 in remaining federal net operating loss carryforwards, which begin to expire in 2018.


                                       14                            (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


      Temporary differences and carryforwards which gave rise to deferred tax assets and liabilities at December 31, 2000 are as follows:

      Deferred tax assets:
         Net operating loss carryforward                               $ 364,120
         Deferred revenue                                                 31,417
         Depreciation differences for property, plant and equipment       11,778
         Amortization of computer software                                25,921
         Bad debt expense                                                 71,671
         Accrued wages                                                    49,090
                                                                       ---------
                                                                         553,997

            Less valuation allowance                                    (553,997)
                                                                       ---------

               Net deferred tax asset                                  $      --
                                                                       =========

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and the nature of the companies business, management believes it is not more likely than not that, the Company will realize the benefits of these deductible differences. The net change in the valuation allowance for the year ended December 31, 2000 was an increase of $126,000.

      The principal items accounting for the difference in income taxes on income from continuing operations computed at the federal statutory rate (34%) and income taxes recorded are as follows:

                                                                     DECEMBER 31,
                                                                         2000
                                                                     ------------
      Income tax provision at statutory rate                         $(1,699,511)
      Increases (reductions) from:
        Expenses not deductible for tax purposes                       1,531,368
        Deferred finance cost                                             15,826
        Meals and entertainment                                           16,392
        Other                                                              1,293
        Inability to utilize net operating loss carryforwards            135,482
                                                                     -----------

      Income tax provision                                           $       850
                                                                     ===========

(14)  EMPLOYEE BENEFIT PLAN

      On August 15, 1999, the Company established a retirement plan which allows employee contributions in accordance with Internal Revenue Code Section 401(k). Employees are generally eligible to participate in the plan after twelve months of service. The Company matches a portion of the employee's salary, with an accrued contribution of $10,618 for the year ended December 31, 2000. Administrative fees are paid by the Company.



                                       15                            (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


(15)  COMMITMENTS AND CONTINGENCIES

      At December 31, 2000, the Company had 82,500 performance shares outstanding under an employee equity participation plan established in 1996, which expire on December 31, 2006. Each performance share has a value equivalent to the value of one share of the Company's common stock, payable upon a substantial change in control of the Company through sale, merger, acquisition, or initial public offering. No performance shares have been granted since 1996, and the Company has since focused its equity incentive activities on stock options, which may stipulate the release of rights under the equity participation plan. The acquisition of the Company by THQ Inc. on December 21, 2001, resulted in a liability under the plan. The employees agreed to cash compensation under the plan and the Company accrued $157,292 at December 21, 2001 for the obligation.

      The Company is potentially obligated to issue 113,334 shares of common stock in connection with the acquisition of a software company in 1999. The stock is issuable ten days prior to a substantive change in control of the Company through sale, merger, acquisition, or initial public offering, subject to certain conditions set forth in the sale agreement. Due to the impending acquisition of the Company by THQ Inc., the Company issued the 113,334 shares of common stock on December 13, 2001.

(16)  SUBSEQUENT EVENTS

      On January 26, 2001, a significant customer terminated the Company's services for convenience as permitted by and pursuant to certain terms of the development contract. As a result, the Company immediately recognized revenue of $628,125, which was included in deferred revenue at December 31, 2000. Pursuant to the contract terms, the cash received and recorded in deferred revenue at December 31, 2000 is not required to be refunded to the customer. The Company did not incur any significant costs related to this event, and management does not believe this event will have a material adverse effect on future operations.

      On December 11, 2001, the Company transferred its investment in DDS, its investment in DRI, and any residual interest in its investment in DT, at the Company's costs to acquire the assets, to Angstrom Group LLC, owned and managed by a principal Company stockholder, in exchange for a note receivable of $450,100 bearing interest at 6% and maturing on April 15, 2002. Angstrom Group LLC was formed on December 11, 2001, in part to purchase the assets from the Company. The acquirer of the Company and new note holder, THQ Inc., is specifically indemnified against the purchase price pending the maturity and collection of the note.

      Due to the impending acquisition of the Company by THQ Inc., the Company issued 113,334 shares of common stock on December 13, 2001. In connection with the acquisition of a software company in 1999, the stock was to be issued ten days prior to a substantive change in control of the Company through sale, merger, acquisition, or initial public offering.



                                       16                            (Continued)

                         RAINBOW MULTIMEDIA GROUP, INC.

                          Notes to Financial Statements

                                December 31, 2000


      On December 21, 2001, Rainbow Multimedia Group, Inc. was acquired by THQ Inc. Under the terms of the agreement, the Company became a wholly owned subsidiary of THQ Inc. In connection with the acquisition, each share of the Company's stock was exchanged for .036 shares of the THQ Inc. common stock valued at $52 per share based on the four-day average market price. THQ Inc. issued 858,203 shares of common stock to Rainbow shareholders, including 5,721 shares in satisfaction of warrants as described in note 10, with an additional 106,259 shares issuable upon exercise of stock options which were assumed by THQ Inc. and became fully vested as a result of the acquisition. The number of THQ Inc. common shares issued is subject to adjustment pending the determination of the closing net book value of the Company as of December 21, 2001.

      At the date of the acquisition, the Company had 82,500 performance shares outstanding under an employee equity participation plan. The acquisition resulted in a liability to the Plan. The employees agreed to cash compensation under the plan, and the Company accrued $157,292 at December 21, 2001 for the obligation.

      On December 21, 2001, the Company repaid an obligation to DT Pictures former primary counsel of $221,345 (note 2). On December 31, 2001, the Company repaid the note payable to a trust of $655,752 (note 8). On January 3, 2002, the Company repaid all outstanding borrowings of $375,000 on the line of credit (note 7), and on January 8, 2002, the Company repaid all remaining notes payable of $315,418 (notes 2 and 8).



                                       17